UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-0406195
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Series A-1 Junior Participating Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, dated December 13, 2021, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of Series A-1 Junior Participating Preferred Stock of Magnachip Semiconductor Corporation, as filed with the Secretary of the State of Delaware on December 13, 2021.

4.1	Rights Agreement, dated as of December 13, 2021, by and between Magnachip Semiconductor Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes as Exhibits thereto the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Terms attached thereto as Exhibits A, B and C, respectively.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MagnaChip Semiconductor Corporation

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Office, General Counsel and Secretary

Date: December 13, 2021